                                                                  CONFORMED COPY

                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER


                                      Among



                   INTERNATIONAL BUSINESS MACHINES CORPORATION


                             DUKE ACQUISITION CORP.


                                       and


                           CROSSWORLDS SOFTWARE, INC.


                          Dated as of October 29, 2001

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   The Merger

SECTION 1.01   Effective Time of the Merger ..................................      2
SECTION 1.02   Closing .......................................................      2
SECTION 1.03   Effect of the Merger ..........................................      2
SECTION 1.04   Certificate of Incorporation and By-laws ......................      2
SECTION 1.05   Directors .....................................................      3
SECTION 1.06   Officers ......................................................      3

                                   ARTICLE II

                            Conversion of Securities

SECTION 2.01   Conversion of Capital Stock ...................................      3
SECTION 2.02   Exchange of Certificates ......................................      5

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01   Representations and Warranties of the Company .................      8
SECTION 3.02   Representations and Warranties of Parent and Sub ..............     44

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

SECTION 4.01   Conduct of Business ...........................................     46
SECTION 4.02   No Solicitation ...............................................     54

                                    ARTICLE V

                              Additional Agreements

SECTION 5.01   Preparation of the Proxy Statement; Stockholders Meeting ......     58
SECTION 5.02   Access to Information; Confidentiality ........................     59
SECTION 5.03   Reasonable Efforts; Notification ..............................     59
SECTION 5.04   Stock Options; Restricted Shares; Warrants ....................     62

SECTION 5.05   Indemnification, Exculpation and Insurance ....................     65
SECTION 5.06   Fees ..........................................................     67
SECTION 5.07   Employee Matters ..............................................     68
SECTION 5.08   Public Announcements ..........................................     70
SECTION 5.09   Closing Date Balance Sheet ....................................     71

                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01   Conditions to Each Party's Obligation to Effect the Merger ....     72
SECTION 6.02   Conditions to Obligations of Parent and Sub ...................     72
SECTION 6.03   Conditions to Obligation of the Company .......................     74
SECTION 6.04   Frustration of Closing Conditions .............................     75

                                   ARTICLE VII

                        Termination, Amendment and Waiver

SECTION 7.01   Termination ...................................................     75
SECTION 7.02   Effect of Termination .........................................     76
SECTION 7.03   Amendment .....................................................     76
SECTION 7.04   Extension; Waiver .............................................     77

                                  ARTICLE VIII

                               General Provisions

SECTION 8.01   Nonsurvival of Representations and Warranties .................     77
SECTION 8.02   Notices .......................................................     77
SECTION 8.03   Definitions ...................................................     79
SECTION 8.04   Interpretation ................................................     80
SECTION 8.05   Counterparts ..................................................     80
SECTION 8.06   Entire Agreement; No Third-Party Beneficiaries ................     81
SECTION 8.07   Governing Law .................................................     81
SECTION 8.08   Assignment ....................................................     81
SECTION 8.09   Consent to Jurisdiction .......................................     81
SECTION 8.10   Waiver of Jury Trial ..........................................     82
SECTION 8.11   Enforcement ...................................................     82

                                    AGREEMENT AND PLAN OF MERGER dated as of
                           October 29, 2001 (this "Agreement"), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), DUKE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CROSSWORLDS SOFTWARE, INC., a Delaware corporation (the "Company").


                  WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders);

                  WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement") pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case upon the terms and subject to the conditions set forth therein;

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

                  SECTION 1.01 Effective Time of the Merger. As soon as practicable on or after the Closing Date (as defined in Section 1.02), the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                  SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VI that by their terms are not to be satisfied or waived at the Closing (the "Closing Date"), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company.

                  SECTION 1.03 Effect of the Merger. At the Effective Time, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.04 Certificate of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.05 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                            Conversion of Securities

                  SECTION 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock"), or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancelation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company, as treasury stock, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled and retired in accordance with Section 2.01(b), the Appraisal Shares (as defined in Section 2.01(d)) and Restricted Shares (as defined in Section 3.01(c) and which shall be cancelled in the manner set forth in Section 5.04(a)(i)(B))) shall be converted into the right to receive $4.65 in cash, without interest (the "Merger Consideration"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

                  (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

                  SECTION 2.02 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration.

                  (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

                                  ARTICLE III

                         Representations and Warranties

                  SECTION 3.01 Representations and Warranties of the Company. Except as set forth on the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent expressly specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or, with respect to actions and matters arising after the date of this Agreement, as expressly and specifically provided for by this Agreement or the Company Disclosure Schedule, the Company represents and warrants to Parent and Sub as follows:

                  (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries (as defined in Section 8.03) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to the Company) individually or in the aggregate could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and its Amended and Restated By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes (or in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since June 1, 2000 (it being understood and agreed that, in respect of minutes (or draft minutes) of meetings held after the date of this Agreement, the portions of such minutes (or drafts thereof) that relate to any Takeover Proposal (as defined in Section 4.02(a)) made after the date of this Agreement have been redacted).

                  (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock of or other equity or voting interests in each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of or other equity or voting interests in its subsidiaries, the Company does not own, directly or indirectly, any capital stock of or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

                  (c) Capital Structure. (i) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock. At the close of business on October 29, 2001, (A) 26,775,214 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any subsidiary of the Company, (B) no shares of Company Common Stock were held by the Company in its treasury, (C) options to acquire 10,599,897 shares of Company Common Stock from the Company pursuant to the 1996 Stock Option Plan (as amended), the 1997 Stock Plan (as amended), the 1999 Executive Stock Plan, the 2000 Directors' Stock Option Plan and the 2000 Non-Executive Stock Plan (collectively, the "Company Stock Plans") were issued and outstanding, (D) stock purchase rights to acquire 6,666 shares of Company Common Stock pursuant to the Company Stock Plans were issued and outstanding, (E) 13,069 shares of Company Common Stock subject to a right of repurchase by the Company were held by service providers to the Company or its subsidiaries ("Restricted Shares"), (F) warrants to acquire 201,612 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Schedule 3.01(c) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel (the "Warrants") were issued and outstanding and (G) 804,301 shares of Company Common Stock were reserved and available for issuance pursuant to the 2000 Employee Stock Purchase Plan (the "ESPP"). The Company has delivered to Parent a complete and correct list, as of the close of business on October 29, 2001, of all outstanding stock options or other rights to purchase or acquire Company Common Stock granted under the Company Stock Plans or otherwise (collectively, the "Stock Options"), including all Restricted Shares and all outstanding Warrants, the number of shares of Company Common Stock subject to each such Stock Option or Warrant, the grant dates and exercise prices and vesting schedule of each such Stock Option or Warrant, the repurchase price of each Restricted Share and the names of the holders of each Stock Option, Warrant or Restricted Share. Other than the Stock Options, the Warrants and rights under the ESPP, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, or on a deferred basis or otherwise. As of the close of business on October 29, 2001, there were outstanding Stock Options and Warrants to purchase 4,025,526 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Stock Options and Warrants was equal to $3.7304. As of the close of business on October 29, 2001, there were outstanding rights to purchase no more than 303,000 shares of Company Common Stock under the ESPP. For the most recent bi-weekly payroll period ending prior to October 29, 2001, the aggregate amount of accumulated payroll deductions pursuant to the ESPP was $828,313.50 and the aggregate amount actually deducted for that payroll period was $68,972.40).

                  (ii) Except as set forth above, as of the close of business on October 29, 2001, no shares of capital stock of or other equity or voting interests in the Company, or options, warrants or other rights to acquire or receive any such stock or interests were issued, reserved for issuance or outstanding. Since October 29, 2001, until the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of or other equity or voting interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options, Warrants or rights under the ESPP, in each case outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company, other than for rights that may have arisen under the ESPP. There are no outstanding stock appreciation rights or other rights (other than rights that may have arisen under the ESPP) that are linked in any way to the price of the Company Common Stock or the value of the Company or any part thereof that were not granted in tandem with a related Stock Option.

                  (iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans, the Warrants and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of it subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as expressly permitted under Section 4.01(a), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of or other equity or voting interests in the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. Each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Stock Option. As of the date of this Agreement, the Subject Shares (as such term is defined in the Stockholders Agreement) represent approximately 35.19% of the shares of Company Common Stock outstanding. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of any of its subsidiaries. The Company is not a party to any voting agreements with respect to any shares of the capital stock of or other equity or voting securities in the Company or any of its subsidiaries and, to the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of or other equity or voting interests in the Company or any of its subsidiaries.

                  (iv) All Stock Options may, by their terms, be converted into an option to acquire Parent Common Stock (as defined in Section 5.04(a)) in accordance with and to the extent required by Section 5.04(a).

                  (v) The information set forth on Section 3.01(c)(v) of the Company Disclosure Schedule with respect to the Warrants is true and complete and each

         Warrant either (A) terminates automatically, without the need for any action by any person, upon the consummation of the Merger or (B) has an exercise price that is more than the Merger Consideration and becomes exercisable on or after the Effective Time solely for the Merger Consideration (the Warrants having the terms described in this clause
         (B), the "Surviving Warrants").

                  (vi) The outstanding indebtedness of the Company and its subsidiaries is as set forth on Section 3.01(c)(vi) of the Company Disclosure Schedule. There are no outstanding guarantees (or any similar instruments or contracts) of indebtedness by the Company or any of its subsidiaries.

                  (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval (as defined in Section 3.01(r)), and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws). The Board of Directors of the Company, at a meeting duly called and held at which all but one of the directors of the Company were present either in person or by telephone, duly and with the unanimous approval of those directors in attendance adopted resolutions (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable following the date of this Agreement, (v) recommending that such stockholders adopt this Agreement and (vi) approving the Stockholders Agreement and the transactions contemplated thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as is expressly and specifically permitted under Section 4.02(b). The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement (including the Amended and Restated Loan and Security Agreement dated as of September 18, 2000, as amended to the date hereof, between the Company and Silicon Valley Bank), bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract") to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law, (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of The Nasdaq Stock Market Inc. and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

                  (e) SEC Documents. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since June 1, 2000 (together with all information incorporated therein by reference, the "SEC Documents"). No subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (a "Filed SEC Document") has been revised or superseded by a later filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the SEC Documents complied, as of the date filed, or will comply when filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented or will present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are or could reasonably be expected to become material to the Company and its subsidiaries, taken as a whole.

                  (f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01(b)) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (g) Absence of Certain Changes or Events. (i) Since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (A) any material adverse effect on the Company or any state of facts, change, development, effect or occurrence that could reasonably be expected to result in a material adverse effect on the Company, (B) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (C) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (D) (w) any granting by the Company or any of its subsidiaries of any increase in compensation or benefits, except for normal increases of cash compensation prior to the date of this Agreement in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made prior to the date of this Agreement in the ordinary course of business consistent with past practice, in each case to any current or former director, officer, employee or consultant, (x) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in severance or termination pay, (y) any entry by the Company or any of its subsidiaries into, or any amendment of, (1) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, stock option, consulting or similar agreement between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, or (2) any agreement between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or the Stockholders Agreement (all such agreements under this clause (y), collectively, "Benefit Agreements"), or
(z) any amendment to, or modification of, any Company Stock Plan, any Stock Option, any Restricted Share award, any Warrant or the ESPP, (E) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company, (F) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or applicable law, (G) any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (H) any revaluation by the Company of any of its material assets or (I) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(p)) or rights thereto.

                  (ii) Since December 31, 2000, each of the Company and its subsidiaries has continued all pricing, sales, receivables and payables production practices in accordance with the ordinary course of business consistent with past practice and has not engaged in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice which would have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (C) any practice which would have the effect of postponing to post-Closing periods payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in pre-Closing periods or (D) any other promotional sales, discount activity or inventory overstocking or understocking, in each case in this clause (D) in a manner outside the ordinary course of business.

                  (h) Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries (other than, in respect of suits, claims, actions, investigations or proceedings arising after the date of this Agreement, those that individually or in the aggregate could not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole), nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries (other than statutes, laws, ordinances, rules, regulations, judgments, orders or decrees arising after the date of this Agreement that individually or in the aggregate could not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole).

                  (i) Contracts. (i) None of the Company or any of its subsidiaries is a party to or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

                  (A) Contract not made in the ordinary course of business entered into prior to the date of this Agreement;

                  (B) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

                  (C) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services;

                  (D) Contract with (i) any stockholder of the Company or any of its subsidiaries, (ii) any affiliate of the Company or any of its subsidiaries, (iii) any current or former director, officer, employee or consultant of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries (other than employment agreements referred to in Section 3.01(k));

                  (E) license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or any such subsidiary has agreed to refrain from granting license or franchise rights to any other person;

                  (F) Contract under which the Company or any of its subsidiaries has incurred any indebtedness (other than payables in the ordinary course of business) that is currently owing or given any guarantee in respect of indebtedness;

                  (G) Contract creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

                  (H) material Contract (except for this Agreement) that requires consent, approval or waiver of, or notice to, a Governmental Entity or other third party in the event of or with respect to the Merger or the transactions contemplated by the Stockholders Agreement, including in order to avoid termination of or loss of a material benefit under any such Contract;

                  (I) Contract providing for future performance by the Company or such subsidiary in consideration of amounts previously paid to the Company or such subsidiary;

                  (J) as of the date hereof, Contract providing for future performance by the Company or such subsidiary with less than the standard or usual Company or subsidiary charges to be due for such performance;

                  (K) Contract of a nature for which the Company or such subsidiary has a standard form agreement but that materially deviates from such standard form agreement;

                  (L) Contract containing (whether in the Contract itself or by operation of law) any provisions (w) dealing with a "change of control" or similar event with respect to the Company or such subsidiary, (x) prohibiting or imposing any restrictions on the assignment of all or any portion thereof by the Company or any of its subsidiaries to any other person (without regard to any exception permitting assignments to subsidiaries or affiliates), or (y) having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the Stockholder Agreement or the execution, delivery or effectiveness of this Agreement or the Stockholder Agreement will conflict with, result in a violation or breach of, or constitute a default under (with or without notice or lapse of time or both), such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancelation or acceleration, or loss of material benefit, or to any increased, guaranteed, accelerated or additional rights or entitlements or any person or (z) having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the Stockholder Agreement or the execution, delivery or effectiveness of this Agreement or the Stockholder Agreement will require that a third party be provided with access to source code or that any source code be released from escrow and provided to any third party (any such provision of the nature described in clauses (w), (x), (y) or (z), a "Restrictive Provision");

                  (M) Contract providing for payments of royalties or other license fees to third parties;

                  (N) Contract granting a third party any license to Intellectual Property that is not limited to the internal use of such third party;

                  (O) as of the date hereof, Contract pursuant to which the Company or any of its subsidiaries has been granted any license to Intellectual Property;

                  (P) Contract providing confidential treatment by the Company or any of its subsidiaries of third party information other than non-disclosure agreements entered into by the Company in the ordinary course of business consistent with past practice;

                  (Q) Contract granting the other party to such Contract or a third party "most favored nation" status that, following the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products or services (other than any similar products or services produced or offered by Parent or its subsidiaries (other than the Company and its subsidiaries)));

                  (R) as of the date hereof, Contract that guarantees or warrants that any of the products or services of the Company are fit for any particular purpose or that guarantees a result or commits to performance levels; or

                  (S) Contract providing for any license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries has agreed to provide any third party with access to source code or to provide for source code to be put in escrow or to refrain from granting license or franchise rights to any other person (any such Contract, an "Escrow Agreement");

                  (T) Contract containing any "non-solicitation" or similar provision that restricts the Company or any of its subsidiaries;

                  (U) Contract providing for "exclusivity" or any similar requirement or under which the Company or any of its subsidiaries is restricted, or which after the Closing would restrict Parent or any of its subsidiaries, with respect to distribution, licensing, marketing, development or manufacture;

                  (V) Contract providing for arbitration or any similar dispute resolution process;

                  (W) Contract not containing a waiver of incidental, consequential, punitive and special damages in favor of the Company and its subsidiaries (and their respective assignees) in all circumstances;

                  (X) Contract not containing a reasonable limitation on the payment of direct damages by the Company or any of its subsidiaries in connection herewith;

                  (Y) Contract entered into in the last five years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding; and

                  (Z) Contract which (A) has aggregate future sums due from the Company or any of its subsidiaries in excess of $50,000 and is not terminable by the Company or any such subsidiary for no cost or (B) is entered into prior to the date of this Agreement and is otherwise material to the business of the Company and its subsidiaries, taken as a whole, as presently conducted or as proposed to be conducted.

Each Contract of the Company and its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or any of its subsidiaries, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect, to be legal valid and binding or to be enforceable that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches or defaults that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries knows of any circumstances that are reasonably likely to occur that could reasonably be expected to materially adversely affect its ability to perform its obligations under any material Contract.

                  (ii) The Company has delivered to Parent true and complete copies of all material Contracts of the Company and its subsidiaries, including copies of any (A) Escrow Agreements and (B) Contracts between the Company or any of its subsidiaries and any of the ten largest customers of the Company and its subsidiaries (determined on the basis of revenues received by the Company or any of its subsidiaries in the four consecutive fiscal quarter period ended September 30, 2001) (the "Major Customers"). The Company has disclosed to Parent the material terms and status of all negotiations in respect of any proposed Contracts with any Major Customer. None of the Major Customers has terminated, failed to renew or requested any material amendment to any of its Contracts, or any of its existing relationships, with the Company or any of its subsidiaries.

                  (iii) Each Contract between the Company or any of its subsidiaries, on the one hand, and any affiliate of the Company (excluding any subsidiaries of the Company), on the other hand, was entered into in the ordinary course of business consistent with past practice on an arm's-length basis.

                  (j) Compliance with Laws. The Company and its subsidiaries are, and since December 31, 1998, have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to (i) have a material adverse effect on the Company,
(ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the Company or any of its subsidiaries has received, since December 31, 1998, a notice or other written communication alleging a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Merger, in and of itself, could not reasonably be expected to cause the revocation, cancelation, non-renewal or adverse modification of any such Permit, which revocation, cancelation, non-renewal or adverse modification could reasonably be expected to have a material adverse effect on the Company.

                  (k) Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other material plan, program, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries and whether or not subject to United States law (collectively, "Benefit Plans"), unless such amendment or agreement to amend is required under applicable law, or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan that is a Pension Plan (as defined in Section 3.01(m)), or any material change in the manner in which contributions to any such Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, neither the Company nor any of its subsidiaries is party to any Benefit Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since December 31, 1998, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

                  (l) Environmental Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company, (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined below); and (ii) there are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, the Company or any of its Subsidiaries in connection with any Environmental Law. As used in this Agreement, the term "Environmental Laws" shall mean any applicable Federal, state or local, domestic or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity relating to protection of the environment, natural resources or human health and safety.

                  (m) Employee Benefits Matters. (i) Section 3.01(m)(i) of the Company Disclosure Schedule contains a list of all Benefit Plans and all material Benefit Agreements, including without limitation each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended "ERISA")) and "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"). The Company has provided to Parent true, complete and correct copies of (1) each Benefit Plan and each material Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, descriptions thereof), (2) the two most recent annual reports required to be filed with respect to each

Benefit Plan (including reports filed on Form 5500), (3) the most recent summary plan description prepared for each Benefit Plan, (4) each trust agreement and group annuity contract relating to any Benefit Plan and (5) the most recent determination or qualification letter issued by any Government Entity for each Benefit Plan intended to qualify for favorable tax treatment. Each Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of ERISA, the Code, and all other applicable laws, whether Federal, state or local, domestic or foreign, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All Pension Plans intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain such a favorable determination as to the qualified status of each such Pension Plan; no such determination letter has been revoked (or, to the knowledge of the Company, has revocation been threatened); in the event any Pension Plan has not applied for such a determination letter, the Company is in the process of preparing an application for such determination letter and the Company is not aware of any reason why such determination letter would not be issued by the IRS; no event occurred relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA.

                  (ii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Title IV of ERISA.

            (iii) With respect to any Benefit Plan that is an employee welfare benefit plan (each, a "Welfare Plan"), there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time. No Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code. The Company and its subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

            (iv) No current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan or Benefit Agreement as a result of the transactions contemplated by this Agreement or the Stockholders Agreement or any benefits under any Benefit Plan or Benefit Agreement the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

            (v) The deduction of any amount payable pursuant to the terms of the Benefit Plans, Benefit Agreements or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

            (vi) All reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed, except for failures to file or distribute that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. The Company has received no notice of and, to the knowledge of the Company there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under, any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a material adverse effect on the Company.

            (vii) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made by the Company or any of its subsidiaries as of the date of this Agreement in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. Neither the Company nor any of its subsidiaries has incurred, or would reasonably be expected to incur, any unfunded liabilities in relation to any Benefit Plan. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

            (viii) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its subsidiaries or any of their employees has engaged that could subject the Company, its subsidiaries or any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA and (B) neither the Company nor, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or, to the knowledge of the Company, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby.

            (ix) The Company and its subsidiaries do not have any material liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or its subsidiaries.

            (x) There are no grievances, unfair labor practices, employment discrimination charges, wrongful dismissal, pay equity or employment equity complaints or claims against the Company or any of its subsidiaries pending or threatened before any Governmental Entity, except those that would not reasonably be expected to lead to material liability on the part of the Company or any of its subsidiaries. The Company and its subsidiaries are in material compliance with all labor, employment and workplace safety laws.

            (xi) On or prior to the date of this Agreement, the Company has taken all such actions with respect to the Company's Executive Management Retention Plan (such plan with an effective date of August 23, 2001) (as set forth in Section 3.01(m)(xi) of the Company Disclosure Schedule, the "Retention Plan") necessary (including amending the Retention Plan pursuant to Section 10 thereof or obtaining any required consents) to provide that, except to the extent required by Section 6(c) of the Retention Plan, no Participant (as defined in the Retention Plan) shall be eligible to receive any payments under the Retention Plan unless and until such Participant is continuously employed by the Company or its successor during the 180 day period following the Effective Time.

            (n) Taxes. (i) Each of the Company and its subsidiaries and each Company Affiliated Group (as defined in clause (x) below) has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. Each of the Company and its subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other taxes, except where the failures so to pay individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

            (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group is currently under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries, except for such audits or examinations that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group, except for those that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. Each deficiency resulting from any audit or examination or any concluded litigation relating to taxes by any taxing authority has been timely paid, except where the failures so to pay individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period, in each case except for those that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. All assessments for taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group with respect to completed and settled audits or examinations or concluded litigation have been paid. No Federal, state or other material local, domestic or foreign, tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group has ever been under audit or examination by any taxing authority.

            (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

            (iv) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due.

            (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

            (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local, domestic or foreign, tax law or for any other reason, except where the inclusions of such income in a taxable period ending after the Effective Time individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries.

            (vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement or the Stockholders Agreement by any director, officer, employee or independent contractor of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or other compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

            (viii) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except where the failures to so comply, withhold and pay over individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries.

            (ix) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or
      (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (x) Each of the Company and its subsidiaries has disclosed on its Federal income tax returns and reports all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Code Section 6662.

            (xi) Each of the Company and its subsidiaries has delivered, or will deliver prior to Closing, to Parent and Sub complete and correct copies of all resale certificates required to claim an exemption from sales and use taxes by the taxing authority of any state in which the Company or any of its subsidiaries has claimed an exemption from sales and use taxes.

            (xii) All related-party transactions involving the Company or any of its subsidiaries are at arm's-length and in compliance with Code Section 482 and the Treasury Regulations promulgated thereunder. Each of the Company and its subsidiaries has maintained all necessary documentation in connection with such related-party transactions in accordance with Code

      Sections 482 and 6662 and the Treasury Regulations promulgated thereunder.

            (xiii) As used in this Agreement, "taxes" shall include all (i) Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause
      (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii). As used in this Agreement, "Company Affiliated Group" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its subsidiaries is or has been a member.

            (o) Title to Properties. (i) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such material properties and assets as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

            (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

            (iii) Neither the Company nor any of its subsidiaries holds any fee or other ownership interest in any real property. Section 3.01(o)(iii) of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company.

            (p) Intellectual Property. (i) Section 3.01(p)(i) of the Company Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, tradenames, service marks, registered copyrights and applications therefor and unregistered copyrightable works of authorship, if any, owned by or licensed to the Company or any of its subsidiaries as of the date of this Agreement. The Company has made available to Parent true and correct copies of, and Section 3.01(p)(i) of the Company Disclosure Schedule lists, all license agreements relating to Intellectual Property (as defined below in clause (iv)) to which the Company or any of its subsidiaries is a party as of the date of this Agreement.

            (ii) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company:

                  (A) the Company and each of its subsidiaries owns, or is
            licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens), all Intellectual Property used in or necessary to carry on its business as now being conducted;

                  (B) all issued patents, patent applications, trademarks,
            trademark applications, tradenames, service marks and copyrights of the Company or any of its subsidiaries have been duly registered and/or filed, as applicable, with or issued by each appropriate Governmental Entity in each appropriate jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect;

                  (C) none of the Company or any of its subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing on or otherwise violating, the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

                  (D) there is no suit, written claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to, and the Company has not been notified of, any possible infringement or other violation by the Company or any of its subsidiaries of the rights of any person with regard to any Intellectual Property;

                  (E) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or any of its subsidiaries;

                  (F) each of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property owned or used by the Company or any of its subsidiaries, have assigned or otherwise transferred to the Company all ownership and other rights of any nature whatsoever (to the extent permitted by law) of such person in any Intellectual Property owned or used by the Company or any of its subsidiaries and none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property owned or used by the Company or any of its subsidiaries, have a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of Intellectual Property owned or used by the Company or any of its subsidiaries, and no such claim has been asserted or threatened;

                  (G) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company or any of its subsidiaries is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right;

                  (H) to the extent third party software is marketed to
            customers of the Company or any of its subsidiaries together with the Intellectual Property of the Company or any of its subsidiaries,
            (x) the third party rights have been identified in Section 3.01(p) of the Company Disclosure Schedule, (y) all necessary licenses have been obtained and (z) no royalties or payments are due (or such royalties and payments are identified in Section 3.01(p) of the Company Disclosure Schedule);

                  (I) none of the trade secrets of the Company or any of its subsidiaries has been published or disclosed by the Company or any of its subsidiaries except pursuant to a non-disclosure agreement that is in the standard form used by the Company that has been provided to Parent prior to the date of this Agreement, or, to the knowledge of the Company or any of its subsidiaries, by any other person to any person except pursuant to licenses or Contracts requiring such other persons to keep such trade secrets confidential;

                  (J) no person has any marketing rights to the Intellectual
            Property of the Company or any of its subsidiaries;

                  (K) neither the Company nor any of its subsidiaries has
            assigned, sold or otherwise transferred ownership of any issued patent, patent application, trademark, trademark application, service mark, copyright or application therefor;

                  (L) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to a third party to distribute the source code of, or to use the source code to create Derivative Works (as defined below in clause (iii)) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company legally owns the source code; and

                  (M) the Company and each of its subsidiaries has taken all reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no material rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

            (iii) As used in this Agreement, "Derivative Work" shall have the meaning set forth in 17 U.S.C. Section 101.

            (iv) As used in this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by a third party; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

            (q) Insurance. Section 3.01(q) of the Company Disclosure Schedule sets forth a complete and accurate list of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company's and its subsidiaries' business, true and complete copies of which have been delivered to, or made available for review by, Parent. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Company and each of its subsidiaries, of the kinds, in the amounts and against the risks required to comply with applicable law. Neither the Company nor any of its subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancelation or termination has been received with respect to any such policy. The activities and operations of the Company and each of its subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

            (r) Disclosure. Neither the Company nor any of its subsidiaries has knowingly failed to disclose to Parent any fact (other than those generally affecting the lines of business in which the Company or any of its subsidiaries operates) that could reasonably be expected to have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement. No representation or warranty of the Company contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading in any material respect.

            (s) State Takeover Statutes. The approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby for purposes of

Section 203 of the DGCL and represents the only action necessary to ensure that
Section 203 of the DGCL does not and will not apply to the execution and delivery of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

            (t) Voting Requirements. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement, the Stockholders Agreement or the consummation of the transactions contemplated hereby and thereby.

            (u) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Thomas Weisel Partners LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Stockholders Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth and identified by category of advisor in Section 3.01(u) of the Company Disclosure Schedule.

            (v) Opinion of Financial Advisor. The Company has received the written opinion of Thomas Weisel Partners LLC, in customary form and based on customary assumptions, to the effect that the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view as of the date hereof, a copy of which opinion has been delivered to Parent.

            SECTION 3.02 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

            (a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

            (b) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent or Sub, (ii) any Contract to which Parent or Sub is party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
      (B) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent or Sub with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

            (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and Sub has engaged in no business other than in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

            SECTION 4.01 Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except with the prior consent of Parent or as expressly and specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable best efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use their reasonable best efforts to keep available the services of their present officers and employees and to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent, as expressly and specifically contemplated by this Agreement or as expressly and specifically set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries to:

            (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Option or Warrant), other than repurchases of Company Common Stock in connection with the termination of the services of any employee of the Company or any of its subsidiaries to the extent such repurchase is required by the Company Stock Plans;

            (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than (A) the issuance of shares of Company Common Stock upon the exercise of Stock Options, Warrants or rights under the ESPP outstanding on the date of this Agreement and in accordance with their present terms and (B) the granting of rights that may arise under the terms of the ESPP, as modified by Section 5.07(b));

            (iii) amend or propose to amend its certificate of incorporation or by-laws (or similar organizational documents);

            (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof or
      (y) any assets other than acquisitions in the ordinary course of business consistent with past practice of inventory, components, raw materials or other immaterial assets;

            (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including any shares of capital stock, voting securities or other rights, instruments or securities), except sales of inventory or used equipment and licenses of Intellectual Property to end-user customers for their internal use or solely as necessary for such customers to use the Company's products and services, in each case in the ordinary course of business consistent with past practice;

            (vi) (x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

            (vii) make any new capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which, individually is in excess of $5,000 or, in the aggregate, are in excess of $50,000;

            (viii)(x) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (y) waive, release, grant or transfer any right of material value or (z) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

            (ix) modify, amend or terminate any Contract (including any Contract with any Major Customer) to which the Company or such subsidiary is a party, including any arrangements involving material Intellectual Property, or waive, release or assign any material rights or claims thereunder, in each case in any manner which is in any way outside the ordinary course of business or inconsistent with past practice or which in any way could have an effect that is material and adverse to the Company and its subsidiaries, taken as a whole;

            (x) enter into any Contract (including any Contract with any Major Customer), including any arrangements involving material Intellectual Property, which is in any way outside the ordinary course of business or inconsistent with past practice or which could in any way have an effect that is material and adverse to the Company and its subsidiaries, taken as a whole;

            (xi) enter into any Contract, or extend the term of any Contract to which the Company or any of its subsidiaries is a party as of the date hereof, that (A) provides for any use restrictions on the Company or any of its subsidiaries with respect to confidential information, (B) includes any arbitration or similar dispute resolution provision, (C) does not contain a waiver of incidental, consequential, punitive, indirect and special damages in favor of the Company and its subsidiaries (and their respective assignees) in all circumstances, (D) does not include a reasonable limitation on the payment of direct damages by the Company or any of its subsidiaries in connection therewith, (E) contains any non-competition, non-solicitation or similar provision that restricts the Company or any of its subsidiaries, (F) provides for "exclusivity" or any similar requirement or under which the Company or any of its subsidiaries is restricted, or under which Parent or any of its subsidiaries would after the Closing be restricted, with respect to distribution, licensing, marketing, development or manufacturing, or (G) provides for the assignment, sale or other transfer of any material rights in any Intellectual Property owned or used by the Company or any of its subsidiaries to any third party, in each of cases (A) to (G) in a manner that is not reasonably satisfactory to Parent;

            (xii) except as required to comply with applicable law or any Contract, Benefit Plan or Benefit Agreement existing on the date of this Agreement, (A) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, (B) pay to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries any benefit not provided for under any Contract, Benefit Plan or Benefit Agreement other than the payment of cash compensation in the ordinary course of business consistent with past practice, (C) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any

      Contract, Benefit Plan or Benefit Agreement or awards made thereunder),
      (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement;

            (xiii) form any subsidiary of the Company;

            (xiv) enter into any Contract if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

            (xv) enter into any Contract containing any restriction on the ability of the Company or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

            (xvi) take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in
      Article VI not being satisfied;

            (xvii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any subsidiary thereof or terminate, either expressly or constructively, the employment of any employee of the Company or any subsidiary thereof that has an employment, severance or similar agreement or arrangement with the Company or any of its subsidiaries;

            (xviii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

            (xix) commence any suit, claim, action or proceeding (other than a suit, claim, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its subsidiaries);

            (xx) change its fiscal year, revalue any of its material assets or, except as required by GAAP, make any changes in accounting methods, principles or practices;

            (xxi) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice which would have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (C) any practice which would have the effect of postponing to post-Closing periods payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in pre-Closing periods or (D) any other promotional sales, discount activity or inventory overstocking or understocking, in each case in this clause (D) in a manner outside the ordinary course of business; or

            (xxii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

            (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions) and all Post-Signing Returns shall be complete and correct; (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any tax and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make or change any material tax election without Parent's consent, which consent shall not be unreasonably withheld.

            (c) Advice of Changes; Filings. The Company and each of its subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event that could reasonably be expected to have a material adverse effect on the Company. Upon obtaining knowledge thereof, the Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

            (d) Litigation. The Company shall provide to Parent immediate written notice and copies of all pleadings and correspondence in connection with any suit, claim, action, investigation or proceeding before or by a Governmental Entity against the Company, any of its subsidiaries and/or any of their respective directors relating to the transactions contemplated by this Agreement.

            (e) Other Actions. Neither the Company nor its Board of Directors shall take any action that would, or that could reasonably be expected to, prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, the Stockholders Agreement (including pursuant to the option to purchase Subject Shares granted under Section 3(h) thereof) or have the effective result, directly or indirectly, of depriving Parent of any material right or benefit to which it is entitled under the Stockholders Agreement. The covenants and agreements of the Company relating to the Stockholders Agreement contained in this Section 4.01(e) shall survive termination of this Agreement.

            SECTION 4.02 No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or
(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide written Takeover Proposal that such Board of Directors reasonably determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c) and (d), (A) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided on a prior or substantially concurrent basis to Parent, and (B) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation in any material respect of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

            The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than by Parent or Sub) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 15% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, or (B) 15% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement or the Stockholders Agreement.

            (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Sub) the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action (any such action or any such resolution or agreement to take such action being referred to herein as an "Adverse Recommendation Change"), unless the Board of Directors or a committee thereof reasonably determines in good faith that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal, or withdraw its approval of the Merger, or resolve or agree to take any such action, or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or resolve or agree to take any such action.

            The term "Superior Proposal" means any bona fide binding written offer not solicited by or on behalf of the Company or any of its subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to have a higher value than the consideration to be received by the Company's stockholders in connection with the Merger, taking into account, among other things, any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed on a current basis in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

            (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b)(i) (after giving effect to the final clause thereof) or 4.02(b)(ii).

                                    ARTICLE V

                              Additional Agreements

         SECTION 5.01 Preparation of the Proxy Statement; Stockholders Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review, comment on and approve (which approval shall not be unreasonably withheld or delayed) such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

         (b) The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred. The Company shall cause the Stockholders Meeting to be held as promptly as reasonably practicable after the date of this Agreement. Subject to Section 4.02(b)(i), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

         SECTION 5.02 Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, full access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of KPMG
LLP). Except as required by law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Agreement for Exchange of Confidentiality Information dated March 23, 1998, as supplemented on July 13, 2001, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

         SECTION 5.03 Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, including using its reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby or thereby. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

         (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (d) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement at the sole expense of Parent.

         SECTION 5.04 Stock Options; Restricted Shares; Warrants. (a) Stock Options; Restricted Shares. (i) As soon as practicable following the date of this Agreement, the Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the following:

         (A) The terms of each outstanding Stock Option, whether vested or unvested, shall be adjusted as necessary to provide that, at the Effective Time, each such Stock Option outstanding immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the number of shares of Parent common stock, par value $0.20 per share ("Parent Common Stock") (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by a fraction (the "Option Exchange Ratio"), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the Effective Time occurs, at an exercise price per share of Parent Common Stock equal to (A) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the Option Exchange Ratio (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent.

         (B) At the Effective Time, each Restricted Share shall be canceled and shall cease to exist. In lieu of payment of the Merger Consideration for each Restricted Share, Parent agrees to pay the Applicable Amount (as defined below) to each holder of Restricted Shares promptly after each Lapse Date (as defined below); provided that if such holder is not employed by Parent or its affiliates on a Lapse Date, Parent shall not be required to make, and such holder shall not be entitled to receive, the Applicable Amount. For purposes hereof, (i) "Applicable Amount" means, in respect of a holder of Restricted Shares, an amount equal to the product of the Merger Consideration and the number of Restricted Shares held by such holder with respect to which the Company's right to repurchase would have lapsed on the applicable Lapse Date if such Restricted Shares had remained outstanding and (ii) "Lapse Date" means, in respect of any Restricted Shares, each date on which the Company's right to repurchase such Restricted Shares would have lapsed if such Restricted Shares had remained outstanding. Both the Applicable Amount and the Lapse Date shall be determined (i) after giving effect to Section 5.07(c) and Section 5.07(d) and (ii) with respect to each CIC Employee (as defined below), without giving effect to the lapse of any Company repurchase rights that would not have occurred (or would have occurred on a later date) if the transactions contemplated by this Agreement had not occurred. For purposes hereof, a "CIC Employee" means any employee of the Company or its subsidiaries who, as of the date hereof, (A) participates in the Retention Plan or (B) is party to a contract with the Company or its subsidiaries that provides benefits or eligibility for enhanced severance payments in connection with a corporate transaction involving the Company.

         (C) Such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger shall be made.

         (D) The adjustments provided in Section 5.04(a)(i)(A) with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

         (ii) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

         (iii) As soon as reasonably practicable after the Effective Time, but in any event within 30 business days thereof, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

         (iv) As soon as reasonably practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

         (v) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

         (vi) The Company agrees to take all actions (if any) necessary to ensure that (except as otherwise expressly and specifically contemplated by this Section 5.04 and Section 5.07(c) and (d), and except to the extent required under the respective terms of the Stock Options or Company Stock Plans which terms are expressly and specifically disclosed in Section 5.04(a)(vi) of the Company Disclosure Schedule) all restrictions or limitations on transfer and vesting and all repurchase rights with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options in accordance with their terms after giving effect to the Merger and the assumption by Parent as set forth above.

         (b) Warrants. As soon as practicable following the date of this Agreement, the Company shall use its reasonable efforts to take such actions as may be required to amend each outstanding Surviving Warrant such that, immediately prior to the Effective Time, each such Surviving Warrant shall be cancelled.

         (c) Rule 16b-3 Exemption. The Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the Interpretive Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

         SECTION 5.05 Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company and/or its subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

         (c) For six years after the Effective Time, Parent shall maintain in effect either (i) the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy in effect on the date of this Agreement (provided that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c)(i)); provided, however, that in no event shall Parent be required to pay annualized aggregate premiums for insurance under this Section 5.05(c)(i) in excess of 150% of the amount of the aggregate premiums paid by the Company for the period from May 31, 2001, to May 31, 2002, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $619,725) (such 150% amount, the "Maximum Premium"), provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for the Maximum Premium, or (ii) policies of a reputable insurance company for the entirety of such six year period (or if any insurance maintained under Section 5.05(c)(i) expires or is terminated or canceled during such six-year period, for the remainder of such six year period) the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under Section 5.05(c)(i), provided, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.05(c)(ii) in respect of such entire six year period in excess of the maximum amount that Parent is obligated to pay under
Section 5.05(c)(i) in respect of directors' and officers' liability insurance.

         (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         SECTION 5.06 Fees. (a) Except as expressly set forth in this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         (b) In the event that (i) (A) a Takeover Proposal has been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or a Takeover Proposal otherwise becomes known to the stockholders of the Company or any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) acquires ownership, directly or indirectly, beneficially or of record of 10% or more of the Company Common Stock, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 10% shall be deemed references to 40%), or (ii) this Agreement is terminated by Parent pursuant to
Section 7.01(c), then the Company shall pay Parent a fee equal to $4,800,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and
(y) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this
Section 5.06(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         SECTION 5.07 Employee Matters. (a) Following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations of the Company and its subsidiaries under Benefit Agreements and Benefit Plans in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such Benefit Agreements and Benefit Plans in accordance with the terms thereof and with applicable law or from terminating the employment of any employee of the Company or its subsidiaries at any time following the Effective Time.

         (b) The Company shall amend the ESPP on or prior to the date of this Agreement, or take such other actions with respect to the ESPP (including making any required determination under Section 20(a) of the ESPP) as are necessary,
(i) to terminate any ongoing Offering Periods (as defined in the ESPP) effective as of the October 31, 2001 Purchase Date (as defined in the ESPP) after the purchase scheduled to occur on such date, (ii) to ensure that no Offering Period or Purchase Period (as defined in the ESPP) commences or continues between October 31, 2001 and the date of termination of this Agreement (if any such termination occurs),
(iii) to ensure that on and after November 1, 2001, there are no rights outstanding under the ESPP to acquire Common Stock, and (iv) to terminate, contingent on the occurrence of the Closing, the ESPP effective as of the Closing Date.

         (c) The Company shall take all necessary actions (including obtaining all required consents but, except as consented to in writing by Parent, excluding the payment of any money or the provision of any other benefit) so that (i) each employment, severance, termination or change in control agreement between the Company or its affiliates and the individuals listed in Section 5.07(c) of the Company Disclosure Schedule (each, an "Executive") is terminated immediately prior to the Closing Date and (ii) each Executive irrevocably waives any right or entitlement such Executive has to (A) severance or termination benefits under existing agreements with, or plans or programs of, the Company or its affiliates or (B) any other payment or benefit that is related to, or contingent upon, the consummation of the transactions contemplated by this Agreement, including, without limitation, the accelerated vesting of Stock Options, the lapse of rights to repurchase shares of Company Common Stock held by such Executive or the forgiveness of indebtedness owed by such Executive; provided that (i) the Executives may participate in the Retention Plan, (ii) any Executive party to an expatriate employment agreement shall not be required to waive the provisions of such agreement regarding tax equalization obligations for calendar years 2000 and 2001 and (iii) any Executive party to an employment contract subject to German law shall terminate such contract as of the effective time of the merger of the Company or its subsidiaries with and into Parent or the Subsidiary. The effectiveness of any waiver required above shall be contingent on the Closing, so that in the event of termination of this Agreement, such waiver shall have no force and effect. For the avoidance of doubt, if any Executive has received any benefit or payment described above prior to the date the Company obtained the Executive's consent to the foregoing, the Company shall be required to take all necessary actions (including obtaining any required consents) to have such Executive relinquish or refund such benefit or payment immediately prior to the Effective Time.

         (d) The Company shall take all necessary actions (including obtaining required consents but, except as consented to in writing by Parent, excluding the payment of any money or the provision of any other benefit) to amend any contract, agreement or plan that the Company sponsors or to which it is a party to provide that no "Good Reason Trigger" (as defined below) included in such contract, agreement or plan may be exercised by any CIC Employee for any reason during the period beginning on the date hereof and ending on the six-month anniversary of the Effective Time (the "Suspension Period"), provided that as of the end of the Suspension Period, any event occurring without the CIC Employee's consent during such the Suspension Period that would have allowed such CIC Employee to exercise a Good Reason Trigger shall be treated as if such event had occurred on the last day of the Suspension Period. For this purpose, a "Good Reason Trigger" is any provision or agreement that permits an CIC Employee to unilaterally terminate his or her relationship with the Company or its subsidiaries (or otherwise claim that the CIC Employee has been constructively terminated) and receive severance or other benefits or payments.

         (e) Notwithstanding anything to the contrary contained herein, in the event that (i) either (A) an Executive does not consent to each of the actions described in Section 5.07(c) and Section 5.07(d) or (B) the consent of an Executive to any of the actions described in Section 5.07(c) and Section 5.07(d) would be invalid under the law of any jurisdiction applicable to such Executive and (ii) Parent and Sub elect to proceed with the transactions contemplated by this Agreement, then (I) the Company shall take promptly after the date hereof all necessary actions to exclude such Executive from participation in the Retention Plan and (II) such Executive shall not be entitled to participate in any program or plan established or maintained by Parent to provide additional compensation to Executives in connection with the transactions contemplated by this Agreement.

         SECTION 5.08 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholders Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.09 Closing Date Balance Sheet. The Company shall prepare and deliver to Parent prior to Closing (i) an unaudited consolidated balance sheet of the Company as of the last business day of the most recently completed full month ending immediately preceding the Closing Date (or, if the Closing Date is before the 15th day of the month, as of the last business day of the month immediately preceding the most recently completed full month ending immediately preceding the Closing Date), which balance sheet shall be prepared in accordance with GAAP (except as permitted by Form 10-Q of the SEC) and on a basis consistent with the unaudited balance sheets of the Company included in the SEC Documents and shall fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof, and (ii) the Company's best estimate (using actual data through at least the end of the third business day immediately preceding the Closing Date) of closing account information for all line items that would appear on a consolidated balance sheet of the Company other than deferred revenue and line items relating to stockholders' equity (deficit) as of the business day immediately preceding the Closing Date. The Company shall provide to Parent any information and back-up materials (including bank account information) reasonably requested by Parent with respect thereto.

                                   ARTICLE VI

                              Conditions Precedent

         SECTION 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

         (b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law shall have been terminated or shall have expired.

         (c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") which has the effect of preventing the consummation of the Merger shall be in effect.

         SECTION 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

         (c) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity or any other third party (or any such suit, action or proceeding threatened by any Governmental Entity)
      (i) challenging or seeking to restrain or prohibit the consummation of the Merger; or (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company; or (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries, in each case other than any suit, action or proceeding referred to on Section 6.02(c) of the Company Disclosure Schedule.

         (d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

         (e) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained (i) all consents, approvals, authorizations, qualifications and orders of all Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except for those set forth in Section 6.02(e)(i) of the Company Disclosure Schedule, and (ii) waivers of all Restrictive Provisions, except for those set forth in Section 6.02(e)(ii) of the Company Disclosure Schedule.

         SECTION 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

         (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

         SECTION 6.04 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, as required by and subject to Section 5.03.

                                  ARTICLE VII

                        Termination, Amendment and Waiver

         SECTION 7.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

         (a) by mutual written consent of Parent, Sub and the Company;

         (b) by either Parent or the Company:

         (i) if the Merger shall not have been consummated by March 31, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (ii) if any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

         (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

         (c) by Parent in the event (i) an Adverse Recommendation Change has occurred or (ii) the Board of Directors of the Company or any committee thereof


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      shall have failed to confirm its recommendation and declaration of advisability of this Agreement and the Merger within ten business days after a written request by Parent that it do so;

         (d) by Parent (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
      (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 25 days after its receipt of written notice thereof from Parent; (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

         (e) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
      (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 25 days after its receipt of written notice thereof from the Company.

         SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(u), Section 4.01(e), the last sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which shall survive any such termination, and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.03 Amendment. This Agreement may be amended by the parties hereto at any time, whether before

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or after the Stockholder Approval has been obtained; provided, however, that, after the Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                  ARTICLE VIII

                               General Provisions

         SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Sub, to:

                  International Business Machines Corporation
                  New Orchard Road Avenue
                  Armonk, NY 10504

                  Attention:    David L. Johnson
                  Telecopy:     (914) 499-7802

            with a copy to:

                  International Business Machines Corporation
                  New Orchard Road Avenue
                  Armonk, NY 10504

                  Attention:    Gregory C. Bomberger, Esq.
                  Telecopy:     (914) 499-7392

                  and with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019

                  Attention:  Scott A. Barshay, Esq.
                  Telecopy:   (212) 474-3700

            if to the Company, to:

                  CrossWorlds Software, Inc.
                  577 Airport Boulevard
                  Suite 800
                  Burlingame, CA 94010

                  Attention: Alfred J. Amoroso
                  Telecopy:     (650) 685-3353
            with a copy to:

                  CrossWorlds Software, Inc.
                  577 Airport Boulevard
                  Suite 800
                  Burlingame, CA 94010

                  Attention:    Stacey A. Giamalis
                  Telecopy:     (650) 685-9960

            and with a copy to:

                  Venture Law Group
                  2775 Sand Hill Road
                  Menlo Park, CA 94025

                  Attention:  Jon E. Gavenman, Esq.
                  Telecopy:  (650) 233-8386

            and with a copy to:

                  Venture Law Group
                  Pier 1, Bay 3
                  The Embarcadero
                  San Francisco, CA 94111

                  Attention:  Steven J. Tonsfeldt, Esq.
                  Telecopy:  (415) 315-4700

         SECTION 8.03 Definitions. As used in this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any officer of the Company has actual knowledge of such matter;

         (c) "material adverse effect" on or with respect to the Company means any state of facts, change, development, effect or occurrence that is, or could reasonably be expected to become, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole;

         (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity; and

         (e) a "subsidiary" of any person means another person of which more than 50% of any class of capital stock, voting securities or other equity interests are owned or controlled, directly or indirectly, by such first person.

         SECTION 8.04 Interpretation. When a reference is made in this Agreement to an Article or to a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

         SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and any agreement entered into by the parties on the date of this Agreement, and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto any rights or remedies.

         SECTION 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.09 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any Delaware State court and (b) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Delaware State court or (b) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 8.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

         SECTION 8.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    INTERNATIONAL BUSINESS MACHINES CORPORATION,

                                        by /s/ David L. Johnson
                                           ------------------------------------
                                            Name:    David L. Johnson
                                            Title:   Vice President,
                                                     Corporate Development


                                    DUKE ACQUISITION CORP.,

                                        by /s/ Jeffrey J. Doyle
                                           ------------------------------------
                                            Name:    Jeffrey J. Doyle
                                            Title:   President


                                    CROSSWORLDS SOFTWARE, INC.,

                                        by /s/ Alfred J. Amoroso
                                           ------------------------------------
                                            Name:    Alfred J. Amoroso
                                            Title:   President and CEO